Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Kura Oncology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share, Kura Oncology, Inc. 2023 Inducement Option Plan	Rule 457(c) and Rule 457(h)	600,000(2)	$20.63(3)	$12,378,000.00(3)	0.0001476	$1,826.99

Total Offering Amounts					$12,378,000.00		$1,826.99

Total Fee Offsets							$1,826.99(4)

Net Fee Due							$0.00

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Kura Oncology, Inc. 2023 Inducement Option Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents shares of Common Stock authorized for issuance under the Inducement Plan on December 18, 2023.
(3)

Estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on February 26, 2024, as reported on the Nasdaq Global Select Market.

(4)

On February 24, 2022, the Registrant filed a prospectus supplement to its registration statement on Form S-3ASR, filed on December 7, 2020 (File No. 333-251172) (the “2020 S-3ASR”), registering the issuance of up to $150,000,000 of Common Stock (the “2022 Securities”). The registration fee associated with the 2022 Securities was $13,905.00. The 2020 S-3ASR was terminated and the Registrant has not sold any 2022 Securities pursuant to the 2020 S-3ASR.

The Registrant previously applied $2,724.21 in registration fees previously paid by the Registrant with respect to 2022 Securities that were registered but not issued pursuant to the 2020 S-3ASR to a registration statement on Form S-3 filed by the Registrant on February 9, 2024 (File No. 333-276995). Accordingly, the remaining unused registration fee paid in connection with the 2020 S-3ASR and the 2022 Securities is $11,180.79.

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $12,378,000.00 of Common Stock of the Registrant being registered hereby in the amount of $1,826.99 is offset by $1,826.99 in registration fees previously paid by the Registrant with respect to 2022 Securities that were registered but not issued pursuant to the 2020 S-3ASR. Accordingly, no registration fees are being paid at this time.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Kura Oncology, Inc.	S-3ASR	333-251172	12/7/2020		$1,826.99(1)	Equity	Common Stock	N/A	$150,000,000(1)

Fee Offset Sources	Kura Oncology, Inc.	424(b)(5)	333-251172		2/24/2022						$1,826.99(1)

(1)	See Note (4) under Table 1 above.

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